UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 11, 2012

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Winnebago Industries, Inc. (Winnebago Industries) is filing herewith a press release issued on January 12, 2012, as Exhibit 99.1, which is included herein. The press release was issued to report the retirement, effective February 24, 2012, of Winnebago Industries' executive Chairman of the Board, Robert J. Olson, and the election of Winnebago Industries' Chief Executive Officer and President, Randy J. Potts, to the additional position of Chairman of the Board upon Mr. Olson's retirement. Mr. Olson will retain his role as a member of Winnebago Industries' board of directors.

(c) On January 11, 2012, Winnebago Industries' board of directors approved the grant of 50,000 shares of Winnebago Industries restricted common stock to Mr. Olson, in recognition of his contributions to Winnebago Industries' success during his 43 years of service. The restrictions on the common stock will lapse on final day of Mr. Olson's employment, February 24, 2012.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release of Winnebago Industries, Inc. dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 12, 2012	WINNEBAGO INDUSTRIES, INC.

		By:	/s/ Randy J. Potts
		Name:	Randy J. Potts
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Winnebago Industries, Inc. dated January 12, 2012.